As filed with the Securities and Exchange Commission on May 30, 2007
Registration Statement No. 333-140969

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2
to
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	13-0435685
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 Arlozorov Street
Tel Aviv, Israel 62098
(866) 447-8636
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
(518) 433-4740
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Yosef A. Maiman	Kenneth L. Henderson, Esq.
Chairman of the Board, Chief Executive Officer and	Bryan Cave LLP
President	1290 Avenue of the Americas
Ampal-American Israel Corporation	New York, NY 10104
111 Arlozorov Street	Telephone: (212) 541-2000
Tel Aviv, Israel 62098	Facsimile: (212) 541-4630
Telephone: (866) 447-8636
Facsimile: (011 972 3) 608-0101

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

        This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-140969) is being filed to include additional exhibits. This Amendment No. 2 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereby, other than underwriting commissions and discounts. All amounts are estimates except the SEC Registration Fee.

SEC Registration fee	$1,018.63
Legal fees and expenses	$10,000.00
Accounting fees and expenses	7,900
Miscellaneous expenses	$15,000

Total	$33,918.63

        We intend to pay all expenses of with respect to the preparation and filing of this registration statement. The Selling Stockholder is responsible for the costs of distribution.

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 722 of the Business Corporation Law of the State of New York (“BCL”), Article EIGHTH of our certificate of incorporation, and Sections 7.1 and 7.2 of our By-laws, provide for the indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

        Article EIGHTH of our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by law, including limitations contained in the provisions of paragraph (b) of Section 402 of the BCL.

        Article 7 of our By-laws provide for the indemnification of directors and officers as follows:

        7.1. Indemnification of Certain Persons. To the fullest extent permitted by the laws and statutes of the State of New York:

        (a) The corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic of foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and , in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        (b) The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        7.2. Indemnification for Expenses. Indemnification for expenses incurred in any civil or criminal action or proceeding as authorized under Section 7.1 (a) and (b) may be paid by the corporation in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent the expenses so advanced by the corporation exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Ampal-American Israel Corporation, dated May 28, 1997. (Filed as Exhibit 3a. to Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).

3.2	Certificate of Amendment of Certificate of Incorporation, dated July 18, 2006 (Filed as Exhibit 3.1 to Form 8K, filed with the SEC on July 19, 2006, and incorporated herein by reference).

3.3	Certificate of Amendment of Certificate of Incorporation, dated July 18, 2006 (Filed as Exhibit 3.2 to Form 8K, filed with the SEC on July 19, 2006, and incorporated herein by reference).

3.4	Certificate of Amendment of Certificate of Incorporation, dated February 7, 2007. †

3.5	By-Laws of Ampal-American Israel Corporation as amended, dated February 14, 2002 (Filed as Exhibit 3b. to Ampal’s Form 10-K for the year ended December 31, 2001, and incorporated herein by reference).

5.1	Opinion of Bryan Cave LLP as to the validity of securities being registered. *

23.1	Consent of Kesselman & Kesselman CPAs (Isr.) †

23.2	Consent of Brightman Almagor & Co. †

23.3	Consent of Kost Forer Gabbay & Kasierer †

23.4	Consent of Kesselman & Kesselman CPAs (ISR) †

23.5	Consent of Fahn Kanne & Co. CPAs (ISR) †

23.6	Consent of Kost Forer Gabbay & Kasierer †

23.7	Consent of KPMG Somekh Chaikin †

23.8	Consent of KPMG Somekh Chaikin †

23.9	Consent of Kesselman & Kesselman CPAs (ISR) †

23.10	Consent of Kesselman & Kesselman CPAs (ISR) †

23.11	Consent of Kost Forer Gabbay & Kasierer †

23.12	Consent of Bryan Cave LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney †

*	Filed herewith

†	Previously filed

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Item 17.	UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

Provided however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, State of Israel, on May 30, 2007.

AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Yosef A. Maiman —————————————— Yosef A. Maiman Chief Executive Officer, Chairman & President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Yosef A. Maiman —————————————— Yosef A. Maiman	Chairman of the Board of Directors, President and Chief Executive Officer	May 30, 2007

/s/ Jack Bigio* —————————————— Jack Bigio	Director	May 30, 2007

/s/ Leo Malamud* —————————————— Leo Malamud	Director	May 30, 2007

/s/ Dr. Joseph Yerushalmi* —————————————— Dr. Joseph Yerushalmi	Director	May 30, 2007

/s/ Dr. Nimrod Novik* —————————————— Dr. Nimrod Novik	Director	May 30, 2007

/s/ Yehuda Karni* —————————————— Yehuda Karni	Director	May 30, 2007

/s/ Eitan Haber* —————————————— Eitan Haber	Director	May 30, 2007

/s/ Menahem Morag* —————————————— Menahem Morag	Director	May 30, 2007

/s/ Irit Eluz* —————————————— Irit Eluz	CFO, Senior Vice President - Finance and Treasurer (Principal Financial Officer)	May 30, 2007

/s/ Giora Bar-Nir* —————————————— Giora Bar-Nir	VP Accounting & Controller (Principal Accounting Officer)	May 30, 2007

*By: /s/ Yosef A. Maiman —————————————— Yosef A. Maiman, as attorney-in-fact

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